                                                                EXHIBIT 3.1

                               STATE OF DELAWARE

                                     [SEAL]              BOOK 384  PAGE 338

                         OFFICE OF SECRETARY OF STATE

                            -----------------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF SIGNAL INVESTMENT & MANAGEMENT CO. FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1986, AT 11 O'CLOCK A.M.




[SEAL]
                                        /s/ Michael Harkins
                                        ---------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION:  10868284
                                                  DATE:  06/27/1986

726178101

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                                                                 726178101
                                                             BOOK 384  PAGE 339
                       CERTIFICATE OF INCORPORATION                FILED
                                                                JUN 27 1986
                                   OF                              11 AM
                                                              Michael Harkins
                    Signal Investment & Management Co.       SECRETARY OF STATE


          1.  The name of the corporation is:
                     Signal Investment & Management Co.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is five hundred (500); all of such shares shall be without par value.

          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

          6.  The name and mailing address of the incorporator is:

                                              L. M. Custis
                                              Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, Delaware 19801

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of June, 1986.

                                              L. M. Custis
                                              --------------------
                                              L. M. Custis

                                                RECEIVED FOR RECORD
                                                    JUL 01 1986
                                            LEO J. DUGAN, JR., RECORDER

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                   Received for Record

                     July 1st, A. D. 1986.

                       Leo J. Dugan, Jr., Recorder.



STATE OF DELAWARE   :
                    : SS.:
NEW CASTLE COUNTY   :



                     Recorded in the Recorder's Office at

                Wilmington, Vol.       Page      &c., the

                1st day of July, A. D. 1986.

                     Witness my hand and official seal.


                                         Leo J. Dugan, Jr.

                                             Recorder.





     Recorders Office
     New Castle Co. Del.
     Mercy Justice




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                                    S T A T E M E N T

                                          OF

                                   SOLE INCORPORATOR

                                          OF

                            Signal Investment & Management Co.

                                      * * * * *


          The certificate of incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being the sole incorporator named in said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

          1. The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are elected and qualified:

                              Roger Thompson

                              Robert Bosworth

                              David R. Evans

          2. The board of directors was authorized to make and adopt the by-laws of the corporation and, in its discretion, to issue the shares of the capital stock of this


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corporation to the full amount or number of shares authorized by the certificate of incorporation, in such amounts and for such considerations as from time to time shall be determined by the board of directors and as may be permitted by law.

Dated, June 27th, 1986.

                                                  /s/ L. M. Custis
                                                  --------------------
                                                  L. M. Custis

                                          * * * * *

                             Signal Investment & Management Co.

                                          * * * * *






                                          * * * * *

                            C O R P O R A T E   R E C O R D S

                                          * * * * *









                                          * * * * *



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                                 CERTIFICATE OF INCORPORATION

                                             OF

                              Signal Investment & Management Co.

                                          * * * * *


          1.  The name of the corporation is:
                  Signal Investment & Management Co.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is five hundred (500); all of such shares shall be without par value.

          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

          6.  The name and mailing address of the incorporator is:

                              L. M. Custis
                              Corporation Trust Center
                              1209 Orange Street
                              Wilmington, Delaware 19801


          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of June, 1986.



                                                  L. M. Custis
                                                  ------------------
                                                  L. M. Custis